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                                                                    EXHIBIT 23.3



                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.
                        INDEPENDENT PETROLEUM ENGINEERS

We consent to the reference to our firm under the captions "Reserve Engineers" and "Risk Factors" in the Registration Statement on Form S-3 and related prospectus of Remington Oil and Gas Corporation and any amendments thereto for the registration of common stock and to the incorporation by reference therein of our estimates of reserves included in the Remington Oil and Gas Corporation Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.



                                      /s/ NETHERLAND, SEWELL & ASSOCIATES, INC.
                                     ------------------------------------------
                                          NETHERLAND, SEWELL & ASSOCIATES, INC.


Dallas, Texas
March 22, 2001